Exhibit 99.5

The Duckhorn Portfolio Appoints Interim CEO and Industry Veteran Deirdre Mahlan as President and Chief Executive Officer

Welcomes Sonoma-Cutrer Vineyards to The Duckhorn Portfolio

Advances Route-to-Consumer Strategy

Announces Preliminary Third Quarter 2024 Net Sales

ST. HELENA, Calif., May 1, 2024 – (BUSINESS WIRE) – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today announced that Deirdre Mahlan has been appointed President, Chief Executive Officer and Chairperson, effective immediately. Mahlan has been a member of The Duckhorn Portfolio, Inc. Board of Directors since March 2021. For the past six months, she has served as interim President, Chief Executive Officer and Chairperson, during which time the Board conducted an internal and external leadership search and determined that Mahlan is best positioned to lead the Company forward.

“We are thrilled Deirdre will serve as our permanent President, CEO and Chairperson, and look forward to continuing to partner with her to deliver on the vision she has for The Duckhorn Portfolio,” said Michelle Gloekler, The Duckhorn Portfolio’s lead independent director and chair of the CEO search committee. “Her industry track record and performance both on our Board and as interim CEO make it clear that Deidre is the ideal leader to spearhead the Company’s next phase of growth.”

Mahlan brings over 30 years of alcohol and beverage industry experience and an extensive track record of operational and financial leadership. Previously, she spent 20 years at Diageo, most recently serving as President of Diageo North America. Prior to that, Mahlan held positions of increasing responsibility in finance, including five years as CFO of Diageo plc. Earlier in her career, Mahlan spent three years at Joseph E. Seagram & Sons and eight years at PricewaterhouseCoopers Limited. Mahlan also serves on the boards of Kimberly-Clark Corporation, a consumer goods company, and Haleon plc, a healthcare goods company.

“Despite the external headwinds facing our industry, I have strong conviction that the Company is well-positioned to leverage our industry leadership, talented teams and extensive partnerships to remain at the forefront of the luxury wine category,” said Mahlan. “My years of experience with the Company, both as interim CEO and as a member of the Board since 2021, give me valuable perspective on the incredible opportunity in front of us. I’m honored the Board has entrusted me to lead The Duckhorn Portfolio at this important time.”

Mahlan added, “My key priorities in the immediate term will be ensuring the successful integration of Sonoma-Cutrer and advancing our route-to-consumer action plan, among other priorities. As I work with The Duckhorn Portfolio team to lead the Company’s next chapter, we will be focused on driving consistent, profitable growth and creating meaningful value for all of our stakeholders.”

Closing of the Sonoma-Cutrer Vineyards Acquisition

Today, the Company announced the closing of its acquisition of Sonoma-Cutrer Vineyards, one of California’s best-known and fastest-growing luxury Chardonnay winery brands, from Brown-Forman Corporation (NYSE: BF.B). This acquisition meaningfully enhances the Company’s position within the Chardonnay category, the number one domestic white varietal, expands its brand architecture and solidifies its standing as a leading luxury wine company. The Company expects the acquisition will be accretive in fiscal 2025, and the Company is confident run-rate synergies will exceed the previous estimate of $5 million annually, with further potential to drive incremental net sales growth. The Company expects the addition of Sonoma-Cutrer to extend the Company’s reach to a broader base of consumers and trade partners, further enabling The Duckhorn Portfolio to outpace industry growth.

Route-to-Consumer Strategic Realignment

As previously communicated, the Company is conducting a comprehensive evaluation of its distribution network, with the goal of driving a significant increase in focus and investment from our distributor partners. The Company expects to implement a strategy to place its brands in the distribution network that it believes will best position the Company for sustained profitable growth.

Third Quarter Preliminary Net Sales Results

The Company also announced that net sales for the third quarter of fiscal 2024 on a preliminary and unreviewed basis are expected to be in the range of $91 million to $93 million. These results reflect continuing softness in the wine market and a lower-than-expected response rate to the Company’s Kosta Browne appellation series offering. While consumer demand softness continues, the Company remains focused on delivering profitable growth that outpaces the industry. The Company anticipates that third quarter Adjusted EBITDA margins will be broadly in line with its fiscal year-to-date trend as it continues to exercise strict cost controls. The Company expects to provide an updated financial outlook for full year fiscal 2024 on its third quarter earnings call to be held Thursday, June 6, 2024.

The foregoing preliminary net sales information reflects management’s current views with respect to the Company’s financial results. Such preliminary financial information is subject to finalization and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with applicable accounting standards. In the course of preparing and finalizing the Company’s financial statements for the third quarter ended April 30, 2024, this preliminary estimate is subject to change, and the Company may identify items that will require it to make adjustments to such estimate. For these or other reasons, the preliminary net sales estimates may not ultimately be indicative of the Company’s results for the third quarter ended April 30, 2024, and actual results may differ materially from those described above. No independent registered public accounting firm has reviewed, examined, or performed any procedures with respect to, nor have they expressed any form of assurance on, the preliminary net sales information.

Third Quarter Fiscal 2024 Conference Call Information

The Company will report financial results for the third quarter ended April 30, 2024 on Thursday, June 6, 2024, after market close.

The Company will host a conference call to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time.) Investors interested in participating in the live call can dial 833-470-1428 from the U.S. and 404-975-4839 internationally, and enter confirmation code 799215. A telephone replay will be available approximately two hours after the call concludes through Thursday, June 20, 2024, by dialing 866-813-9403 or 929-458-6194, and entering confirmation code 213170. There will also be a simultaneous, live webcast available on the Company’s investor relations website at http://ir.duckhorn.com/events-and-presentations. The webcast will be archived for 30 days.

About The Duckhorn Portfolio, Inc.

The Duckhorn Portfolio is North America’s premier luxury wine company, with eleven wineries, ten state-of-the-art winemaking facilities, eight tasting rooms and over 2,200 coveted acres of vineyards spanning 38 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Sonoma-Cutrer, Kosta Browne, Goldeneye, Paraduxx, Calera, Migration, Postmark, Canvasback and Greenwing. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, Oregon and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $230 across more than 15 varietals and 39 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some situations, you can identify forward-looking statements by words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. These forward-looking statements include, among others, statements about the potential market opportunity resulting from the acquisition of the Sonoma-Cutrer and associated business strategy, the Company’s ability to better address certain markets, expand its capabilities and position in the industry and extend its product offerings to better serve our customers, the potential impact of the Company’s distribution network realignment, as well as the potential synergies and other financial benefits derived by and financial impact to the Company from the acquisition. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including: risks associated with transactions generally; the failure to consummate or delay in consummating the transaction for other reasons; the risk that a condition to closing of the transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the transaction; failure to retain key management and employees of Sonoma-Cutrer; issues or delays in the successful integration of Sonoma-Cutrer’s operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; unfavorable reaction to the transaction by customers, competitors, suppliers and employees; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; and additional factors discussed in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2023 10-K filed with the SEC on September 27, 2023, and the Company’s 10-Q for the quarter ended January 31, 2024, filed with the SEC on March 7, 2024, and other documents the Company may file with the SEC from time to time. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Contacts

Investor Contact

Ben Avenia-Tapper

IR@duckhorn.com

(707) 339-9232

Media Contact

Jessica Liddell, ICR

DuckhornPR@icrinc.com

(203) 682-8200